Exhibit 99.1

Earnings Conference Call May 2, 2018 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports First Quarter 2018 Results

HOUSTON, TX, May 2, 2018 – NOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

•	Revenue was $764 million for the first quarter of 2018, up 21 percent year over year and up 14 percent sequentially.

•	Net income was $2 million for the first quarter of 2018, versus a net loss of $23 million a year ago. Non-GAAP net income excluding other costs was $1 million compared to a loss of $16 million in the first quarter of 2017.

•	Diluted earnings per share was $0.02 for the first quarter of 2018 compared to a loss per share of $0.21 a year ago. Non-GAAP diluted earnings per share excluding other costs was $0.01 for the first quarter of 2018 compared to a loss per share of $0.15 in the first quarter of 2017.

•	Non-GAAP EBITDA excluding other costs for the first quarter of 2018 was $16 million compared to a loss of $9 million in the first quarter of 2017.

•	A $10 million pre-tax gain from the sale of property was included in the fourth quarter of 2017 results.

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Robert Workman, President and CEO of NOW Inc., added, “The impressive results produced in the first quarter signal a great start to 2018. We are focused on strategically growing the business by targeting more lucrative opportunities and continuing to deepen our relationships with customers, while minimizing operating expenses, to deliver value to our shareholders as the market expands.”

Prior to the earnings conference call a presentation titled “NOW Inc., First Quarter 2018 Review & Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 275 locations and 4,500 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

David Cherechinsky

Senior Vice President and Chief Financial Officer

(281) 823-4722

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80	$98
Receivables, net	496	423
Inventories, net	609	590
Prepaid and other current assets	21	18

Total current assets	1,206	1,129
Property, plant and equipment, net	114	119
Deferred income taxes	2	2
Goodwill	329	328
Intangibles, net	162	166
Other assets	5	5

Total assets	1,818	1,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$331	$290
Accrued liabilities	110	103
Other current liabilities	2	1

Total current liabilities	443	394
Long-term debt	175	162
Deferred income taxes	7	7
Other long-term liabilities	1	1

Total liabilities	626	564
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 108,141,139 and 108,030,438 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	1	1
Additional paid-in capital	2,023	2,019
Accumulated deficit	(728)	(730)
Accumulated other comprehensive loss	(104)	(105)

Total stockholders’ equity	1,192	1,185

Total liabilities and stockholders’ equity	$1,818	$1,749

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
Revenue	$764	$631	$669
Operating expenses:
Cost of products	616	517	541
Warehousing, selling and administrative	141	135	128

Operating profit (loss)	7	(21)	—
Other expense	(4)	(2)	(3)

Income (loss) before income taxes	3	(23)	(3)
Income tax provision (benefit)	1	—	—

Net income (loss)	$2	$(23)	$(3)

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.02	$(0.21)	$(0.03)

Diluted earnings (loss) per common share	$0.02	$(0.21)	$(0.03)

Weighted-average common shares outstanding, basic	108	108	108

Weighted-average common shares outstanding, diluted	108	108	108

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
Revenue:
United States	$562	$439	$488
Canada	102	96	85
International	100	96	96

Total revenue	$764	$631	$669

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
GAAP net income (loss) (1)	$2	$(23)	$(3)
Interest, net	2	1	2
Income tax provision (benefit)	1	—	—
Depreciation and amortization	11	13	12
Other costs (2)	—	—	2

EBITDA excluding other costs	$16	$(9)	$13

EBITDA % excluding other costs (3)	2.1%	(1.4%)	1.9%

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
GAAP net income (loss) (1)	$2	$(23)	$(3)
Other costs, net of tax (4) (5)	(1)	7	4

Net income (loss) excluding other costs (5)	1	(16)	1

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
GAAP diluted earnings (loss) per share (1)	$0.02	$(0.21)	$(0.03)
Other costs, net of tax (4)	(0.01)	0.06	0.04

Diluted earnings (loss) per share excluding other costs (5)	$0.01	$(0.15)	$0.01

(1)	In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.
(2)	Other costs primarily includes the transaction costs associated with acquisition activity, including the cost of inventory that was stepped up to fair value during purchase accounting and severance expenses which are included in operating profit (loss). For the three months ended March 31, 2018 and 2017, other costs was less than $1 million in both periods.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)	Other costs, net of tax, for the three months ended March 31, 2018 and 2017, respectively, included a benefit of $1 million and expense of $7 million, after tax, respectively, from changes in the valuation allowance recorded against the Company’s deferred tax assets. The Company has excluded the impact of a $9 million tax charge related to the Tax Cuts and Jobs Act and a $4 million tax charge related to the write-off of a previously recognized deferred tax asset on its valuation allowance in computing net income (loss) excluding other costs for the three months ended March 31, 2018.
(5)	Totals may not foot due to rounding.

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